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                                                                   Exhibit 10.72

                          OFFICER SEVERANCE AGREEMENT

     THIS OFFICER SEVERANCE AGREEMENT (the "Agreement") is entered into as of the 1/st/ day of January, 1999, by and between RightCHOICE Managed Care, Inc., a Missouri corporation ("RightCHOICE"), and Angela Braly (the "Officer").

                             W I T N E S S E T H:

     WHEREAS, RightCHOICE has engaged the services of Officer as an "at-will" employee of RightCHOICE; and

     WHEREAS, as a condition of Officer's employment, Officer agrees to be bound by certain covenants set forth herein and RightCHOICE agrees to provide Officer certain severance benefits upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, and intending to be legally bound, RightCHOICE and Officer do hereby agree as follows:

                                   SECTION 1
                               TERM OF AGREEMENT
                               -----------------
     The Agreement shall be effective as of the day first written above and shall continue in effect until terminated in accordance with the provisions of
Section 5 hereof.

                                   SECTION 2
                                  DEFINITIONS
                                  -----------

     The following definitions shall apply for purposes of the Agreement:

     A.   Affiliate. "Affiliate" shall mean any corporation or other legal
          ---------
entity (other than Company) that is part of a group of corporations and/or other legal entities under common control, which group includes the Company and in which group each corporation (or other legal entity) is deemed to be under common control with the others if:

               (i) it is in an unbroken chain of organizations each of which is connected to a common parent corporation (or other legal entity) by having at least 50% (based on voting power) of its outstanding stock or other outstanding equity ownership interest owned directly or indirectly by that common parent corporation (or other legal entity); or

               (ii) its board of directors (or, in the case of an entity other than a corporation, other management authority which, under the terms of its organizational documents, serves a similar policy setting and governance function), pursuant to the
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     terms of a formal written agreement, is subject to the direction or oversight by a person that is not an Affiliate, such oversight includes setting policy and/or governance of operations;

provided, however, that no corporation or entity shall be considered an Affiliate solely because of its direct or indirect ownership of an interest in The Epoch Group, L.C. and provided further that no person or entity that is regularly in the business of lending money shall be deemed to be an Affiliate solely because, under the terms of an agreement executed in connection with extending financing, the lender has the right to enforce covenants requiring certain financial ratios or business practices to be maintained, so long as such requirements are typical of the covenants required by lenders generally in connection with financing similar to that provided in connection with such agreement. For purposes of clarity only (and without limiting the generality of the foregoing definition), it is noted that the common parent corporation referred to in the foregoing definition qualifies as an Affiliate.

     B.   Base Pay. "Base Pay" shall mean the dollar amount equal to the highest
          --------
annual base salary rate applicable to Officer during the two (2) years immediately prior to Officer's Date of Termination.

     C.   Cause. "Cause" shall mean any one or more of the following:
          -----

               (i) Company's becoming aware of, or being notified of, Officer's conviction of, or Officer's entry of a guilty plea to, a felony or any other crime involving moral turpitude by or before a court of competent jurisdiction;

               (ii) gross failure by Officer to perform Officer's expected duties with Company (other than any such failure resulting from Officer's incapacity due to physical or mental illness or any such actual or anticipated failure occurring after, and not before, the issuance of a Notice of Termination by Officer for Proper Reason which is not thereafter successfully disputed by Company) which gross failure occurs or continues after: (a) the Company delivers to Officer a written demand for substantial performance that specifically identifies the expected duties of Officer, the manner in which Company believes that Officer has not substantially performed Officer's duties, and the time by which Officer must demonstrate that he is performing or has resumed performance of such duties in order to avoid a determination that a gross failure by Officer to perform such duties has occurred, and (b) the Officer has failed to demonstrate that he is performing or has resumed performance of the duties specified in such notice by the time specified in such notice;

               (iii) Company's becoming aware of, or being notified of, Officer's willfully engaging in conduct which Company determines is likely to be materially damaging or detrimental to Company or to an Affiliate; or

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               (iv) Company's becoming aware of, or being notified of, Officer's willfully engaging in conduct which Company determines constitutes a material violation by Officer of the Employee Statement.

     D.   Code. "Code" shall mean the Internal Revenue Code of 1986 as from time
          ----
to time amended.

     E.   Company. "Company" shall mean RightCHOICE, except that, if any person
          -------
or entity other than RightCHOICE employs Officer and is obligated by agreement, operation of law or otherwise to abide by and be bound by the provisions of this Agreement, then "Company" shall mean that person or entity; provided, however, that the substitution of another person or entity as "Company" under this Agreement shall not be construed as removing from, or eliminating with respect to, RightCHOICE or any other person or entity that subsequently employs Officer and becomes bound by the provisions of this Agreement, any of the protections, rights and remedies accruing to the "Company" under the provisions of Section 4 of this Agreement.

     F.   Date of Termination. "Date of Termination" shall mean the effective
          -------------------
date of Officer's termination of employment with Company. If Officer delivers a Notice of Termination hereunder to Company, then the Date of Termination shall be thirty (30) days following the date such Notice of Termination is delivered or mailed to Company in accordance with Section 6(B) hereof; provided, however, that in such event Company shall have the right to accelerate such Date of Termination by written notice of such acceleration delivered or mailed to Officer in accordance with Section 6(B) hereof. If Company delivers or mails a Notice of Termination hereunder to Officer in accordance with Section 6(B) hereof, then the Date of Termination shall be the date specified by Company in such Notice of Termination.

     G.   Designated Beneficiary. "Designated Beneficiary" shall mean one or
          ----------------------
more individuals or legal entities designated by Officer on Exhibit A to this Agreement, but if there is no such effective beneficiary designation at the time of Officer's death, then Designated Beneficiary shall mean the legal representative of Officer's estate. Exhibit A to this Agreement may be revoked by Officer at any time by written instrument delivered to Company, in which event a new Exhibit A may be completed and executed by Officer and shall be effective upon receipt by Company prior to the date of Officer's death.

     H.   Disabled. "Disabled" shall mean Officer is receiving, or is currently
          --------
entitled to receive pursuant to a determination made by the Company, benefits under Company's long-term disability plan, if any.

     I.   Employee Statement. "Employee Statement" shall mean the Company's Code
          ------------------
of Business Conduct, or, with respect to any periods during which such Code of Business Conduct

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is not applicable, any predecessor or successor thereto, or any other set of rules and guidelines serving a similar purpose that may become applicable, as each may be amended from time to time.

     J.   Involuntary Termination. "Involuntary Termination" shall mean the
          -----------------------
termination of Officer's employment by action of Company for any reason other than Cause; provided, however, that the termination of Officer's employment by Company shall not be an Involuntary Termination if immediately following such termination of employment Officer is employed by another employer that is to abide by the provisions of this Agreement as described in Section 2(E) hereof.

     K.   Notice of Termination.  "Notice of Termination" shall mean:
          ---------------------

               (i) a notice from Officer to Company advising Company of Officer's decision to terminate Officer's employment; or

               (ii) a notice from Company to Officer advising Officer of Company's decision to terminate Officer's employment.

A Notice of Termination shall be delivered or mailed in accordance with Section 6(B) hereof. If a Notice of Termination is from Officer to Company and if Officer believes such termination is a Proper Reason Termination, then such Notice of Termination shall specify that such termination is a Proper Reason Termination, the event(s) which Officer believes constitute Proper Reason and the facts and circumstances supporting such belief of Officer. If a Notice of Termination is from Company to Officer and if Company believes such termination is for Cause, then such Notice of Termination shall specify that such termination is for Cause and shall set forth in reasonable detail the facts and circumstances supporting such belief of Company.

     L. Proper Reason. "Proper Reason" shall mean (i) the reduction of Officer's normal base salary rate by twenty percent (20%) or more, or (ii) a change in a short-term or long-term incentive formula (e.g., a change in the percentage of base salary to be awarded at target level of achievement) which directly results in a reduction of twenty percent (20%) or more in the overall target compensation which applies to Officer in a given period compared to the overall target compensation which would have applied to Officer during that period without such change in bonus formula, or (iii) a change in Officer's primary work location of more than seventy-five (75) miles from the Officer's former primary work location; provided, however, that no base salary rate reduction or bonus formula change or change in primary work location shall constitute Proper Reason if:

               (i)  Officer consents in writing to such reduction or change; or

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               (ii)  at the time of such reduction or change, or during the three-month period prior to the effective date of such reduction or change, there is Cause; or

               (iii) such reduction or change similarly affects all officers of Company.

     M.   Proper Reason Termination. "Proper Reason Termination" shall mean
          -------------------------
Officer's termination of his employment with the Company following the occurrence of an event constituting Proper Reason, but only if:

               (i) Officer, within sixty (60) days after being notified of or becoming aware of, whichever is earlier, such event, objects to such event by delivering Notice of Termination to Company in accordance with Section 6(B) hereof;

               (ii)  Company, having received Notice of Termination pursuant to
     Section 2(M)(i), does not reverse the action or otherwise remedy the situation cited in the Notice of Termination as constituting Proper Reason within ten (10) days after receiving such Notice of Termination; and

               (iii) Officer terminates empl oyment within three (3) months after being notified of or becoming aware of, whichever is earlier, the occurrence of the event cited as constituting Proper Reason in the Notice of Termination.

     N.   Severance Benefits. "Severance Benefits" shall mean the benefits
          ------------------
described in Section 3(A) hereof.

                                   SECTION 3
                              SEVERANCE BENEFITS
                              ------------------

     A.   Severance Benefits. Subject to Sections 3(B), 3(C), 3(D) and 4(D)(ii)
          ------------------
hereof, in the event of Officer's Involuntary Termination or Officer's Proper Reason Termination, Company will:

               (i) pay to Officer an amount equal to the multiple of Officer's Base Pay specified in Exhibit B hereto, payable in the number of substantially equal monthly installments specified in Exhibit B, and commencing as soon as practicable following the Date of Termination;

               (ii) pay to Officer, for a period of twelve (12) months starting on the Date of Termination, an amount equal to the portion of the monthly premiums (to the extent such premiums are due) for Officer's health, dental, vision and life insurance that is equivalent to the portion of the monthly premiums for such coverages that the Company

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     pays on behalf of similarly situated Officers employed by Company during such twelve (12) month period; and

               (iii) pay for outplacement services for Officer of the type customarily provided by Company to officers at the time of Officer's Involuntary Termination or Proper Reason Termination.

Company's obligation to pay the amounts specified in Section 3(A)(ii) above shall be reduced by any and all amounts Company pays toward Officer's health, dental, vision and life insurance with respect to periods after the Date of Termination.

     B.   Suspension or Termination of Severance Benefits: Nonentitlement.
          ---------------------------------------------------------------

          (i)  Dispute. If at any time a party to this Agreement notifies the
               -------
     other party pursuant to Section 6(B) hereof that one party disputes the position of the other party with respect to any provision of this Agreement, then Company may at any time elect to suspend some or all payments hereunder with respect to Officer (or elect not to commence such payments if payments have not yet commenced) until such dispute is finally resolved either by mutual written agreement of the parties or a binding arbitration award pursuant to Section 6(H) hereof. If pursuant to such resolution of the dispute, retroactive payments are to be made to Officer or payments representing reimbursements are to be made to Company, then unless otherwise provided under such resolution, such payments shall bear interest at the rate provided in Section 1274(d)(2)(B) of the Code commencing at the time such payments would have been made absent dispute (in the case of retroactive payments) or commencing at the time such payments were made (in the case of reimbursements).

               (ii) Subsequent Employment. If at any time while Officer is
                    ---------------------
     entitled to Severance Benefits hereunder Officer is employed (including employment by Company, employment by any other employer or any form of self-employment) then (a) Company may in its discretion at any time following the date of commencement of such employment, pay to Officer the aggregate remaining amounts to be paid to Officer under Section 3(A)(i) hereof in a lump sum; and (b) payments under Sections 3(A)(ii) and 3(A)(iii) hereof shall cease as of the date of commencement of such employment, but if payments under Sections 3(A)(ii) and 3(A)(iii) are made by Company subsequent to such date then Company may withhold the amount of any such payments from the amount otherwise to be paid pursuant to Section 3(A)(i) hereof, and Officer shall pay to Company on demand any such excess amount not so withheld, with such excess amount to bear interest at the rate provided in Section 1274(d)(2)(B) of the Code commencing thirty (30) days after such demand.

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               (iii) Disability. If Officer is Disabled during any period while
                     ----------
     Officer is entitled to Severance Benefits hereunder, then during any such period that Officer is Disabled, any amounts payable under Section 3(A)(i) hereof during such period shall be reduced (but not to less than zero) by the amounts paid or to be paid with respect to such period to Officer pursuant to any long-term disability plan maintained by Company.

               (iv)  Death. If Officer dies during any period while Officer is
                     -----
     entitled to Severance Benefits hereunder, then a lump sum amount equal to the total remaining amounts payable to Officer at the time of Officer's death under Section 3(A)(i) hereof shall be paid to Officer's Designated Beneficiary; provided, however, that such lump sum amount shall be reduced, but not to less than zero, by any amounts payable on account of Officer's death to any beneficiary other than Company under any Company life insurance program.

               (v)   Criminal Charges. If at any time after Severance Benefits
                     ----------------
     become payable hereunder and prior to the completion of the payment of such benefits Officer is charged with a felony, or other crime involving moral turpitude, which crime relates to activities of Officer occurring during the period Officer was employed by Company or its predecessor(s) under this Agreement, then Company may suspend such payments until such criminal charge is resolved. Company shall resume payments and make any retroactive payments (with interest on such retroactive payments at the rate provided in Section 1274(d)(2)(B) of the Code) commencing at the time such payments would have been made absent suspension under this Section (3)(B)(v) after such criminal charge is resolved; provided, however, that such payments shall cease and no further payments shall be made at any time Officer is convicted of, or enters a guilty plea to, such crime by or before a court of competent jurisdiction.

     C.   Code Limitations. In the event that the aggregate of any amounts
          ----------------
payable to or on behalf of Officer under the Agreement and under any other plan, agreement or policy of Company or any Affiliate would otherwise result in the imposition of tax under Section 4999 of the Code due to an excess parachute payment, as determined by Company's independent auditors, then the amounts payable to or on behalf of Officer under the Agreement shall be reduced to the extent necessary (but not below zero) so that such aggregate amounts shall not be a parachute payment. For purposes of determining any limitation under this
Section 3(C): (a) no portion of any benefit the receipt or enjoyment of which Officer shall have effectively waived in writing shall be taken into account, and (b) the value of any non-cash benefit or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. If the Company's independent auditors determine that payment that would be a parachute payment has been made to Officer hereunder, then the excess of (a) the amount of such payment actually made hereunder over (b) the amount that could be paid hereunder without any amount payable hereunder being a parachute payment, shall constitute a loan by Company to Officer, payable to Company upon

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demand with interest at the rate provided in Section 1274(d)(2)(B) of the Code commencing as of the date or dates of payment by Company of such excess amount.

     D.   General Waiver and Release. Notwithstanding any provision to the
          --------------------------
contrary in the Agreement, Officer acknowledges that in addition to other conditions set forth in the Agreement, Severance Benefits shall be conditioned upon the prior execution by Officer of a general waiver and release (hereinafter "Waiver") as described in this Section 3(D), and Officer shall not be eligible for Severance Benefits unless and until Officer has executed the Waiver within ninety (90) days following Officer's termination of employment.. The Waiver shall be substantially in the form attached hereto as Exhibit C and shall generally waive all claims Officer has or may have against Company, any Affiliate, and any successors or predecessors thereto, and shall release Company and all Affiliates, and any successors and predecessors thereto, from all liability with respect to any such claims; provided, however, that Officer shall not waive, and there shall be no release with respect to, any claim (other than a claim disputing the validity of this Section 3(D) or the Waiver) of Officer to enforce any one or more of the provisions of the Agreement.

                                   SECTION 4
                              OFFICER'S COVENANTS
                              -------------------

     A.   Employee Statement. Officer agrees to abide by the Employee Statement
          ------------------
(including, but not limited to, the Company Statement of Corporate Ethics).

     B.   Covenant Not To Disclose. Officer acknowledges that during the course
          ------------------------
of Officer's employment with Company, Officer has or will have access to and knowledge of certain information and data which Company considers confidential, and that the release of such information or data to unauthorized persons could be detrimental to Company or an Affiliate. As a consequence, Officer hereby agrees and acknowledges that Officer owes a duty to Company not to disclose, and agrees that, during and after the term of Officer's employment, Officer will not communicate, publish or disclose to any person anywhere or use any Confidential Information (as defined below) for any purpose except in accordance with the prior written consent of Company, where necessary or appropriate to carry out Officer's duties as an employee of Company, or as required by law or legal process. Officer will use Officer's best efforts at all times to hold in confidence and to safeguard any Confidential Information from becoming known by any unauthorized person and, in particular, will not permit any Confidential Information to be read, duplicated or copied except in accordance with the prior written consent of the Company, where necessary or appropriate to carry out Officer's duties as an employee of the Company, or as may be required by law or legal process. Officer will return to Company all Confidential Information in Officer's possession or under Officer's control when the duties of Officer as an employee of the Company no longer require Officer's possession thereof, or whenever Company shall so request, and in any event will promptly return all such Confidential Information if Officer's employment with Company terminates and will not retain any copies

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thereof. For the purpose of this Agreement, "Confidential Information" shall mean any information or data used by or belonging or relating to Company or an Affiliate which, if disclosed, could be detrimental to Company or an Affiliate, including, but not limited to any such information relating to Company's, or an Affiliate's, members or insureds, trade secrets, proprietary data and information relating to Company's, or an Affiliate's past, present or future business, price lists, client lists, processes, procedures or standards, know-how, manuals, business strategies, records, drawings, specifications, designs, financial information, whether or not reduced to writing, or any other information or data which Company advises Officer is Confidential Information.

     C.   Covenant Not to Compete.
          -----------------------

               (i) Officer agrees that during the term of Officer's employment by Company and for a period consisting of the greater of: (a) the period over which any Severance Benefits are to be paid under this Agreement (whether or not payment is accelerated hereunder), or (b) one year from and after the termination of Officer's employment (such term of employment and applicable subsequent period are referred to collectively herein as the "Noncompetition Period"), Officer will not directly or indirectly, without the express prior written consent of Company:

                         (a) own or have any interest in or act as an officer, director, partner, principal, employee, agent, representative, consultant to or independent contractor of, any person, firm, corporation, partnership, business trust, limited liability company or any other entity or business located in or doing business in Company's geographic market which during the Noncompetition Period is engaged in competition in any substantial manner with Company or an Affiliate, provided Officer in any such capacity directly or indirectly performs services in an aspect of such business which is competitive with Company or an Affiliate; or

                         (b) divert or attempt to divert clients, customers or accounts of Company which are clients, customers or accounts during the Noncompetition Period; or

                         (c) hire, or attempt to solicit to hire, for any other person, firm, company, corporation, partnership, business trust, limited liability company or any other entity, whether or not owned (in whole or in part) by Officer, any current employee of Company as of the time of such hire or attempt to solicit to hire or former employee of Company who has been employed by Company within the twelve-month period immediately preceding the date of such hire or attempt to solicit to hire.

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               (ii)  With respect to Officer's obligations under this Section
     4(C), Officer acknowledges that Company's geographic market is: (a) the State of Missouri; and (b) a seventy-five (75) mile radius surrounding each of St. Louis, Missouri and Kansas City, Missouri.

               (iii) The restrictions contained in this Section 4(C) are considered by the parties hereto to be fair, reasonable and necessary for the protection of the legitimate business interests of Company.

               (iv) Officer acknowledges that Officer's experience and capabilities are such that, notwithstanding the restrictions imposed in this Section 4(C), he believes that he can obtain employment reasonably equivalent to his position with Company, and an injunction against any violation of the provisions of this Section 4(C) will not prevent the Officer from earning a livelihood reasonably equivalent to that provided through his position with Company.

     D.   Certain Remedies.
          ----------------

               (i) Recognizing that irreparable injury will result to Company in the event of the breach or threatened breach of any of the foregoing covenants and assurances by Officer contained in this Section 4, and that Company's remedies at law for any such breach or threatened breach will be inadequate, if, after written notice of breach delivered or mailed to Officer in accordance with Section 6(B) hereof Officer takes no satisfactory action to remedy such breach and abide by this Agreement, or absent such notice in the event such breach cannot be remedied, then Company, in addition to such other rights or remedies which may be available to it (including, without limitation, recovery of monetary damages from Officer), shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining Officer, and each and every person, firm or company acting in concert or participation with Officer, from the continuation of such breach and, in addition thereto, Officer shall pay to Company all ascertainable damages, including costs and reasonable attorneys' fees, sustained by Company by reason of the breach or threatened breach of said covenants and assurances.

               (ii) In addition to the remedies described in Section 4(D)(i), in the event of a material breach of this Agreement by Officer, Company shall no longer be obligated to pay any benefits to Officer under this Agreement.

               (iii) The covenants and obligations of Officer under this Section 4 are each independent covenants and are in addition to and not in lieu of or exclusive of any other obligations and duties of Officer to the Company, whether express or implied in fact or in law.

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                                   SECTION 5
                     AMENDMENT OR TERMINATION OF AGREEMENT
                     -------------------------------------

     A.   Termination and Amendment Procedures. Company may terminate this
          ------------------------------------
Agreement effective as of any date by giving Officer, in accordance with Section 6(B) hereof, at least one hundred eighty (180) days' prior written notice of such termination of this Agreement, specifying the effective date of such termination; provided, however, that Company may not terminate this Agreement within twenty-four (24) months following a Change in Control, even if notice of termination of this Agreement was given prior to such Change in Control. No notice of termination of this Agreement shall be given any effect whatsoever, and Officer's and Company's obligations under this Agreement shall continue as if such notice of termination had not been given, in the event that, while this Agreement remains in effect during the notice period, a Change in Control occurs and/or Officer incurs termination for Cause, Involuntary Termination or Proper Reason Termination. Regardless of anything to the contrary in this Agreement, no termination of this Agreement shall terminate Officer's obligations under Sections 4(A) and (B) of this Agreement. Company and Officer may amend this Agreement at any time by written instrument signed by Company and Officer.

     B.   Definition of Change in Control. For purposes of this Section 5,
          -------------------------------
"Change in Control" shall mean the occurrence, while Officer is employed by Company and this Agreement is in effect, of any one or more of the following events:
               (i) the merger, consolidation or other reorganization of Company in which any class of the outstanding common stock of Company is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer, except an Affiliate, cash or other property (provided, however, that, regardless of anything to the contrary in this Agreement, the conversion or exchange of the outstanding Class B common stock of RightCHOICE Managed Care, Inc. into or for Class A common stock of RightCHOICE Managed Care, Inc. shall not be deemed to be a Change in Control);

               (ii) the sale, lease or exchange of all or substantially all of the assets of Company or Parent to any other corporation or entity (except an Affiliate);

               (iii) the final adoption, in a manner making such plan legally effective without any higher level of approval or action, of a plan of complete liquidation and dissolution of the Company or Parent;

               (iv) the acquisition (other than acquisition pursuant to any other clause of this definition) by any person or entity (including without limitation a partnership, limited partnership, syndicate or other group), of more than fifty (50) percent (based on

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     total voting power) of any class of Company's or Parent's outstanding stock
     (or other equity ownership interests); provided, however, that nothing in this Section 5(B)(iv) shall be construed as deeming a Change in Control to have occurred if any such person or entity that is considered to own more than fifty (50) percent (based on total voting power) of such class of Company's or Parent's outstanding stock (or other equity ownership interests) prior to such acquisition, acquires additional shares of such class of stock (or other equity ownership). Where an entity does not have outstanding stock (such as the Parent), the above will be deemed to have occurred if a transaction occurs in which the entity becomes subject to the direction or oversight by a person that is not an Affiliate, and such direction or oversight includes the ability of the person to set policy for the entity, and/or govern the operations of the Parent, and/or control the entity's assets or the stock the entity owns in RightCHOICE Managed Care, Inc.

               (v) as a result of, or in connection with, a contested election of directors of the Company, the persons who were directors of Company before such election cease to constitute a majority of the directors of Company;

               (vi) as a result of, or in connection with, an election of directors of Parent, the persons who were directors of Parent before such election cease to constitute a majority of the directors of Parent; or

               (vii) RightCHOICE Managed Care, Inc. ceasing to have a class of its stock listed and actively traded on a nationally recognized stock exchange.

For purposes of this Section 5(B), "Parent" shall mean any entity owning, directly or indirectly, fifty percent (50%) or more (based on voting power) of the Company's outstanding stock or other equity ownership interests. In the event that no single transaction or event has occurred that qualifies as a Change in Control under the foregoing definition, in determining whether a Change in Control has occurred, a series of transactions and/or events may be considered to be a single transaction or event; provided, however, that elections occurring during no more than eighteen (18) months shall be aggregated for purposes of determining whether a series of transactions or events qualifies as a Change in Control under Section 5(B)(v) or 5(B)(vi). If a series of transactions and/or events is deemed to constitute a single transaction or event constituting a Change in Control under the preceding sentence, such Change in Control will be deemed to occur on the date of completion of the last transaction or event included in the series of transactions and/or events constituting such Change in Control or such earlier date after the beginning of such series or transactions and/or events as Officer elects. Any person or entity that is regularly in the business of lending money may, under the terms of an agreement executed in connection with extending financing, be granted the right to enforce covenants requiring certain financial ratios or business practices to be maintained, so long as such requirements are typical of the covenants required by lenders generally in connection with financing similar to that provided in connection with such agreement, without a Change in Control related to (iv) above being deemed to have occured. For purposes of this definition only, no entity shall be considered a Parent or an Affiliate unless such entity had that status prior to the transaction or event (or the first in a series of transactions and/or events aggregated as a single transaction or event pursuant to this paragraph) that would have constituted a Change in Control.

                                   SECTION 6
                                 MISCELLANEOUS
                                 -------------

     A.   Employment. This Agreement does not, and shall not be construed to,
          ----------
give Officer any right to be retained in the employ of Company, and no rights granted under this Agreement shall be construed as creating a contract of employment. The right and power of Company to dismiss or discharge Officer at will is expressly reserved.

     B.   Notice. For the purpose of this Agreement, notices and all other
          ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested postage prepaid addressed as follows:

          If to the Company:

               Human Resources Department
               Attention: Vice President of
               Human Resources
               1831 Chestnut Street
               St. Louis, MO 63I03-2275

          If to Officer:

               Last known address shown on records of Company

or to such other address as either party may have furnished to the other in writing, except that notice of change of address shall be effective only upon receipt.

     C.   Entire Agreement. This Agreement cancels and supersedes all previous
          ----------------
and contemporaneous agreements (other than any Executive Severance Agreement between RightCHOICE and Executive dated January __, 1997 or later) relating to the subject matter of this Agreement, written or oral, between the parties hereto and contains the entire understanding of the parties hereto and shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein.

     D.   Captions. The headings of the sections of this Agreement have been
          --------
inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

     E.   Governing Law. This Agreement and all rights and obligations of the
          -------------
parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri without regard to that state's choice of law provisions.

     F.   Assignment. This Agreement is personal and not assignable by Officer,
          ----------
but it may be assigned by Company, without notice to or consent of Officer, to any assignee provided such assignee agrees to abide by and be bound by the provisions of the Agreement and the Agreement shall thereafter be enforceable by such assignee. During Officer's lifetime, the Agreement and all rights and obligations of Officer hereunder shall be enforceable by and binding upon Officer's guardian or other legal representative in the event Officer is unable to act on his own behalf for any reason whatsoever, and, upon Officer's death, the Agreement and all rights and obligations of Officer hereunder shall inure to the benefit of and be enforceable by and binding upon Officer's Designated Beneficiary.

     G.   Counterparts. This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     H.   Binding Arbitration. Any dispute or controversy arising under or in
          -------------------
connection with this Agreement shall be settled exclusively by binding arbitration in St. Louis, Missouri, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     I.   Invalidity of Provisions. In the event that any provision of the
          ------------------------
Agreement is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of the Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and shall be enforced as so limited.

     J.   Waiver of Breach. Failure of Company to demand strict compliance with
          ----------------
any of the terms, covenants or conditions hereof shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment by Company of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of that right or power at any other time or times.

     K.   Pronouns. Pronouns in this Agreement used in the masculine gender
          --------
shall also include the feminine gender.

     L.   Withholding of Taxes. Company shall cause taxes to be withheld from
          --------------------
amounts paid pursuant to the Agreement as required by law, and to the extent deemed necessary by

Company may withhold from amounts payable to Officer by Company outside of the Agreement amounts equal to any taxes required to be withheld from payments made pursuant to the Agreement, unless Officer has previously remitted the amount of such taxes to Company.

     M.   Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of any successors and/or assigns of the Company.

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, Company has caused this Agreement to be duly executed in duplicate, and Officer has hereunto set his hand, on the day and year first above written.


                              RIGHTCHOICE MANAGED CARE, INC.

                              By: /s/  John O'Rourke
                                 --------------------------------
                              Title: President
                                    -----------------------------

     Subscribed and sworn to before me, a Notary Public, this 4/th/ day of January, 1999.

                              /s/ Deborah R. Staples
                              -----------------------------------
                                        Notary Public



                                 DEBORAH R. STAPLES
                             Notary Public - Notary Seal
                                 State of Missouri
                                 County of St. Louis
     My Commission Expires:           08/06/2002
                            -------------------------------

                              OFFICER


                                    /s/  Angela F. Braly
                              -----------------------------------
                                           (Signature)

                                      ANGELA F. BRALY
                              -----------------------------------
                                         (Print Name)

     Subscribed and sworn to before me, a Notary Public, this 4/th/ day of January, 1999.


                                             /s/ Deborah R. Staples
                                             -------------------------------
                                                    Notary Public



                              DEBORAH R. STAPLES
                         Notary Public - Notary Seal
                               State of Missouri
                             County of St. Louis
My Commission Expires:           08/06/2002
                         ---------------------------

                                   EXHIBIT A
                                   ---------
                          DESIGNATION OF BENEFICIARY
                          --------------------------
                    PURSUANT TO OFFICER SEVERANCE AGREEMENT
                    ---------------------------------------

Name of Officer_________________________________________________________________

Original Date of Agreement______________________________________________________


I hereby designate the following as my Designated Beneficiary. I agree that unless instructed differently by me in writing below, if I designate multiple beneficiaries they shall receive equal shares of the total benefits payable upon my death. I ACKNOWLEDGE THAT THIS BENEFICIARY DESIGNATION WILL APPLY ONLY TO PAYMENT OF ANY SALARY CONTINUATION AMOUNTS THAT MAY BE PAYABLE FOLLOWING MY DEATH AND DOES NOT AFFECT ANY BENEFICIARY DESIGNATION I HAVE OR WILL MAKE WITH RESPECT TO ANY LIFE INSURANCE OR OTHER BENEFITS I MAY OBTAIN THROUGH THE COMPANY OR OTHERWISE.

NAME OF BENEFICIARY           RELATIONSHIP                    ADDRESS

______________________        __________________        ____________________

______________________        __________________        ____________________

______________________        __________________        ____________________

______________________        __________________        ____________________

Date_____________                    Officer's Signature____________________

     Receipt acknowledged on behalf of Company.

Date_____________                    RIGHTCHOICE MANAGED CARE, INC.


                                     By_____________________________________

                                   EXHIBIT B
                                   ---------
                              SEVERANCE BENEFITS
                              ------------------
The multiple of Officer's Base Pay which is specified for purposes of Section 3(A)(i) of this Agreement is Three. If the benefit determined by application of
                             -----
such multiple becomes payable to Officer, such benefit shall be payable in thirty-six substantially equal monthly installments, as provided in this
----------
Agreement.

                                   EXHIBIT C
                                   ---------

                          GENERAL WAIVER AND RELEASE
                          --------------------------

     This General Waiver and Release ("Waiver") is made and entered into by and among __________________ ("Officer") and RightCHOICE Managed Care, Inc. including its affiliates, officers, directors, agents and employees (the "Company").

     WHEREAS, Officer's active employment ended on _______________, 19 and Officer wants to begin receiving benefits under the Officer Severance Agreement ("Severance Agreement"), previously entered into between Officer and Company; and

     WHEREAS, among other conditions, the Severance Agreement specifically requires Officer to execute this Waiver in order to receive such severance benefits;

     NOW THEREFORE, for and in consideration of the covenants and undertakings herein set forth, and for other good and valuable consideration, which each party hereby acknowledges, it is agreed as follows:

     1. Officer represents and warrants that, as of the date of this Waiver, to the best of his knowledge, no circumstances exist or have existed which could result in Officer's termination for Cause or a suspension or termination of benefits under the Severance Agreement as provided in the Severance Agreement. Regardless as to the reason for termination, Officer agrees not to apply for rehire at the Company, it's subsidaries, affiliates or parent.

     2. Based on the representations and warranties provided by Officer in clause No. 1 above, Company hereby acknowledges that Officer's termination of employment with Company qualifies as either an Involuntary Termination or a Proper Reason Termination within the meaning of the Severance Agreement.

     3. Officer agrees that he will not in any way disparage the Company or its parent, subsidiary or other affiliated entities, or their respective current or former officers, directors and/or employees. Officer further agrees that he will not make or solicit any comments, statements or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of any of the aforementioned parties or entities. Company specifically reserves the right to suspend or terminate benefits under the Severance Agreement, if, subsequent to the execution of this Waiver, Company becomes aware of information, or an event occurs, which indicates noncompliance with this section or which would otherwise result in a suspension or termination of such benefits in accordance with the provisions of the Severance Agreement.

     4. Officer agrees to, and does hereby, remise, release, and forever discharge Company, and each and every one of its parent, subsidiary and other affiliated entities, and their respective agents, officers, executives, employees, successors, predecessors, attorneys, trustees, directors, and assigns (hereafter in this Section 4, all of the foregoing shall be included in the term "Company"), from and with respect to all matters, claims, charges, demands, damages, causes of action, debts, liabilities, controversies, judgments, and suits of every kind and nature whatsoever, foreseen or unforeseen, known or unknown, which have arisen or may arise between Officer and Company including, but not limited to, those in any way related to Officer's employment and/or termination.

     Officer further agrees that he will not file suit or otherwise submit any other charge, claim, complaint, or action to any agency, court, organization, or judicial forum (nor will he permit any person, group of persons, or organization to take such action on his behalf) against Company arising out of any actions or non-actions that have occurred on the part of Company. Such claims, complaints, and actions include, but are not limited to, any based on alleged breach of an actual or implied contract of employment between Officer and Company, or any claim based on alleged unjust or tortious discharge (including any claim of fraud, negligence, or intentional infliction of emotional distress, any claim of discrimination and/or harassment based on race, age, disability, taking a leave protected under the Family and Medical Leave Act of 1993, and/or any other basis, any claim of retaliation, any allegations of metal pain and suffering, loss of reputation, humiliation or deprivation of Officer's legal rights and any claim for lost salary, damages of any type or description (including, without limitation, punitive, compensatory or statutory), expenses of any type or description (including, without limitation, attorney's fees)), any arising under the Civil Rights Act of 1964, 42 U.S.C. (S) 2000e et seq., the Age
                                                  -- ---
Discrimination in Employment Act, 29 U.S.C. (S) 621 et seq., the Fair Labor
                                                    -- ---
Standards Act of 1938, 29 U.S.C. (S) 201 et seq., the Rehabilitation Act of
                                         -- ---
1973, 29 U.S.C. (S) 701 et seq., the Americans with Disabilities Act, 42 U.S.C.
                        -- ---
(S) 2101, the Civil Rights Act of 1871, 42 U.S.C. (S) 1981, the Family and Medical Leave Act of 1993, 19 U.S.C. (S) 2601 et seq., the Missouri Human Rights
                                              -- ---
Act, (S) 213.010 RSMo et seq., the Missouri Workers Compensation law, (S) 287
                      -- ---
RSMo et seq., the Missouri Service Letter Statute, (S) N290.140 RSMo, or any
     -- ---
other federal, state, or local statutes or ordinances. Officer further agrees that in the event that any person or entity should bring such a charge, claim, complaint, or action on his behalf, he hereby waives and forfeits any right to recovery under said claim and will exercise every good faith effort to have such claim dismissed. Officer affirms that he has no charge, claim, complaint or action against Company pending in any government agency or court.

     Notwithstanding the above, Officer shall not waive, and there shall be no release with respect to, any claim (other than a claim disputing the validity of section 3(D) of the Severance Agreement or the provisions of this Waiver) of Officer to enforce any one or more of the provisions of the Severance Agreement.

     5.   Pending Lawsuit. Officer agrees to make himself available upon three
          ---------------
days notice from Company, or its attorneys, to be deposed, to testify at a hearing or trial or to accede to any other reasonable request by Company in connection with any lawsuit either currently pending against Company or any lawsuit filed after Officer's separation that involves issues relating to Officer's job responsibilities or to decisions made by him during his employment with Company.

     6.   Injunctive Relief. In the event of a breach or threatened breach of
          -----------------
any of Officer's duties and obligations under this Waiver, Company shall be entitled, in addition to any other legal or equitable remedies Company may have in connection therewith (including any right to damages that Company may suffer), to a temporary, preliminary and/or permanent injunction restraining such breach or threatened breach.

     7.   Invalidity of Provisions. In the event that any provision of this
          ------------------------
Waiver is adjudicated to be invalid or unenforceable under applicable law, the validity or enforceability of the remaining provisions shall be unaffected. To the extent that any provision of this Waiver is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited.

     8.   Knowing and Voluntary Waiver. Officer hereby acknowledges that he is
          ----------------------------
entering into this Waiver knowingly and voluntarily and understands that he is waiving valuable rights he may otherwise be entitled to.

     9.   Governing Law. This Waiver shall be construed and governed by the laws
          -------------
of the State of Missouri, excluding its choice of law provisions.

     10.  Gender. Provisions in this Waiver used in the masculine gender shall
          ------
also include the feminine gender, as appropriate.

     11.  Successors and Assigns. This Waiver shall be binding upon and inure to
          ----------------------
the benefit of any successors or assigns of Officer or Company.

     12.  Defined Terms. Unless otherwise defined herein, capitalized terms used
          -------------
herein shall have the meanings assigned to them in the Severance Agreement.

     13.  Miscellaneous. The foregoing Waiver constitutes the entire agreement
          -------------
among the parties and there are no other understandings or agreements, written or oral, among them on this subject. Separate copies of the document shall constitute original documents which may be signed separately but which together will constitute one single agreement. This Waiver will not be binding on any party, however, until signed by all parties or their representatives.

     IN WITNESS WHEREOF, the undersigned have executed this General Waiver and Release.


     I HAVE READ THIS GENERAL WAIVER AND RELEASE, UNDERSTANDING ALL ITS TERMS, AND SIGN IT AS MY FREE ACT AND DEED.

Date:______________________, ___________________________________________________
                                   Officer

     Subscribed and sworn to before me, a Notary Public, this _____________ day of _____________________, _____________.

                                   _____________________________________________
                                   Notary Public

My Commission Expires:

     I HAVE READ THIS GENERAL WAIVER AND RELEASE, UNDERSTANDING ALL ITS TERMS, AND SIGN IT ON BEHALF OF COMPANY AS THE FREE ACT AND DEED OF COMPANY.

Date:__________________

                                        COMPANY

                                   By:    ______________________________________

                                   Name:  ______________________________________

                                   Title: ______________________________________




     Subscribed and sworn to before me, a Notary Public, this ___________ day of __________________________, _______________.


                                   _____________________________________________
                                   Notary Public

My Commission Expires: